SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [_]

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                                            Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            CNY FINANCIAL CORPORATION
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              (Name of Registrant as Specified In Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                         CNY FINANCIAL CORPORATION
                           One North Main Street
                          Cortland, New York 13045
                               (607) 756-5643



                            September ___, 1999



Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of CNY Financial Corporation, I cordially invite you to attend our Special Meeting Stockholders. The meeting will be held at 5:00 p.m., New York time, on October 18, 1999 at our home office at One North Main Street in Cortland, New York.

         At the meeting, we are asking you to vote on proposals to amend our Stock Option Plan and our Personnel Recognition and Retention Plan to permit the immediate vesting of benefits in the event of a change in control or retirement. We urge you to exercise your rights as a stockholder to vote and participate in this process. Your Board of Directors unanimously recommends that you vote "For" the two proposals.

         PLEASE READ OUR PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE PREPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. We encourage you to return the proxy card even if you plan to attend the meeting. This will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the meeting.



                                                  Sincerely,



                                                  Wesley D. Stisser, President

                         CNY FINANCIAL CORPORATION
                                 ----------

                           One North Main Street
                          Cortland, New York 13045
                               (607) 756-5643
                                 ----------
                              PROXY STATEMENT
                       WITH NOTICE OF SPECIAL MEETING

                 GENERAL INFORMATION AND NOTICE OF MEETING

         CNY Financial Corporation will be holding a special meeting of its stockholders on October 18, 1999. The meeting will be held at our executive offices at One North Main Street in our home city of Cortland, New York 13045, beginning at 5:00 pm. At the meeting, we will ask stockholders to vote on the following matters:

         1. The approval of an amendment to our Stock Option Plan to provide for accelerated vesting of awards in the event of a change in control or retirement; and
         2. The approval of an amendment to our Personnel Recognition and Retention Plan (known as the "PRRP") to provide for accelerated vesting of awards in the event of a change in control or retirement.

         We have described the matters which we will present to stockholders for a vote at the meeting in detail in this proxy statement. The proxy statement also includes additional information which you may want to consider when you decide how to vote. Please read the proxy statement carefully. In this Proxy Statement, the terms "Company," "we," "our," "us," or similar terms refer to CNY Financial Corporation. References to the "Bank" mean Cortland Savings Bank, our wholly-owned subsidiary.

       YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE TWO PROPOSALS DESCRIBED ABOVE.

         This Proxy Statement is first being made available to stockholders on approximately ________, 1999.

PLEASE RETURN YOUR PROXY CARD PROMPTLY EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU PROMPTLY RETURN YOUR PROXY CARD, YOU WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ASSURE THAT A QUORUM WILL BE PRESENT AT THE MEETING. EVEN IF YOU RETURN YOUR PROXY CARD TO US, YOU MAY ATTEND THE MEETING AND VOTE IN PERSON BY FOLLOWING THE PROCEDURES WE HAVE DESCRIBED IN THIS PROXY STATEMENT.

WE HAVE ENCLOSED A SELF-ADDRESSED ENVELOPE WHICH YOU CAN USE TO RETURN YOUR PROXY CARD. NO POSTAGE IS REQUIRED IF YOU MAIL THE ENVELOPE IN THE UNITED STATES.

                                TABLE OF CONTENTS


I.    VOTING RIGHTS AND RELATED MATTERS........................................2

II.   PROPOSALS WHICH THE STOCKHOLDERS WILL VOTE ON AT THE MEETING.............3

III.  STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL OWNERS....8

IV.   EXECUTIVE COMPENSATION AND OTHER COMPENSATION MATTERS...................10

V.    ADDITIONAL GENERAL INFORMATION..........................................14

      EXHIBIT A - TEXT OF PLAN AMENDMENTS AND DEFINITION OF CHANGE IN CONTROL.16

                      I. VOTING RIGHTS AND RELATED MATTERS

         The Board of Directors is soliciting your proxy to vote at the special meeting and at any adjournments of the meeting. Please complete the enclosed white proxy card and return it in the enclosed return envelope as soon as possible. Each of our stockholders has one vote on each proposal for each share of common stock owned, except that as set forth in our certificate of incorporation, a person owning more than 10% of our common stock may not cast any votes for the shares in excess of that limit. We urge you to exercise your rights as a stockholder to vote and participate in this process.

         Stockholders of record on August 31, 1999, are entitled to receive notice of the meeting and are entitled to vote at the meeting, or at an adjournment of the meeting. This is known as the "Record Date." We encourage you to return the proxy card even if you plan to attend the meeting. This will save us additional expense in soliciting proxies and will ensure that your vote is counted. You will still be permitted to vote in person at the meeting even if you return the proxy card.

         On the Record Date, there were 5,088,829 shares of CNY Financial Corporation common stock, par value $.01 per share, issued and outstanding. We have no stock outstanding other than our common stock.

VOTING BY PROXY

         If you sign and return a proxy card in the form which we are distributing with this proxy statement and we receive it before the chairman of the meeting closes the polls for voting, the holder of your proxy will cast your votes as you have marked on the proxy card, unless you revoke your proxy before the polls close. If you properly sign and return your proxy card but you do not mark on it how you want to vote on any matter, then the holder of the proxy will vote your shares in favor of the two proposals described in this proxy statement. Our bylaws provide that the only matters which stockholders may present for consideration at a special meeting are those matters which our Board of Directors authorizes. We do not know of any matters that stockholders will vote upon at the meeting other than the proposals to amend the Stock Option Plan and the PRRP. If stockholders vote on any other matters at the meeting, including a proposal to adjourn the Meeting, the Board of Directors will vote the proxies that it is soliciting according to its judgment.

         If you sign and return the proxy card that we have included with this proxy statement, you may revoke it at any time before the polls close. If you want to revoke your proxy, you must: (i) give a signed written notice to the Secretary of the Company at or before the meeting dated after the date of the proxy card which states that you want to revoke the proxy, (ii) sign and deliver to the Secretary of the Company at or before the meeting another proxy card relating to the same shares with a later date, or (iii) attend the meeting and vote in person. Attending the meeting does not automatically revoke a proxy unless you also take one of the three actions described in the prior sentence.

Any written notice revoking a proxy must be delivered to Sandy Samson, Secretary, CNY Financial Corporation, One North Main Street, Cortland, New York 13045.

VOTE REQUIRED AND QUORUM

         Our bylaws provide that a majority of the votes which are actually cast at the meeting is required to approve either of the two proposals. Directors and executive officers of the Company and Bank and their related interests (including the Seidman Group as described below), when coupled with our Employee Stock Ownership Plan and our PRRP, have the power to vote 842,823 shares of our common stock, representing 15.4% of the issued and outstanding shares. The Company anticipates that all or substantially all of these shares will be voted in favor of the two amendments. This could, depending upon the number of stockholders who vote their shares at the meeting, represent all or a substantial part of the vote necessary to approve the amendments.

         If stockholders having the power to vote 2,544,415 shares of our common stock are present in person or by proxy at the meeting, there will be a quorum which will allow the meeting to commence. Once a quorum is present, the meeting can continue even if some stockholders leave the meeting. If a stockholder is present in person or by proxy but abstains from voting any shares, or if a broker who holds shares in the name of a nominee (also known as holding in "street name") submits a proxy or attends the meeting but does not vote those shares (known as a "broker non-vote"), then the shares are counted as present for purposes of determining a quorum. Those shares will not affect the vote on either of the two proposals because the approval of each proposal requires a majority of the votes actually cast at the meeting.

IMPORTANT INFORMATION FOR STOCKHOLDERS WHOSE STOCK IS HELD IN STREET NAME

         If your stock is held in street name, which means that your stock is held for you in a brokerage account and is not registered on our stock books in your own name, please tell your broker as soon as possible how to vote your shares to make sure that your broker votes your shares before the polls close at the meeting. If your stock is held in street name, you do not have the direct right to vote your shares or revoke a proxy for your shares unless your broker gives you that right in writing.

      II. THE PROPOSALS WHICH THE STOCKHOLDERS WILL VOTE ON AT THE MEETING

THE AMENDMENTS TO THE PLANS

         On April 28, 1999, our stockholders approved two stock compensation plans: the Stock Option Plan and the Personnel Recognition and Retention Plan (also known as the PRRP). The Stock Option Plan provides for awards in the form of stock options, representing a right to purchase our common stock. The PRRP permits the outright award of shares of our common stock. The recipient of an award is not required to make any payment to the Company or the Bank in exchange for the shares and once the award vests, the vested shares will be the same as any other issued and outstanding shares of our common stock.

         When the stockholders originally approved the two plans in April 1999, options to purchase a total of 280,690 shares of our common stock and 169,278 shares of our common stock under the PRRP was awarded to directors and executive officers of the Company and the Bank. As federal and state banking regulations require, those awards vest gradually over a period of five years, with accelerated vesting only in the event of death or disability. However, federal and state banking regulations permit more rapid vesting if stockholders approve an amendment of the plans at least one year after the original conversion of the Bank to the stock form of ownership, which occurred on October 6, 1998.

         The Board of Directors has proposed amendments to the Stock Option Plan and the PRRP to permit the immediate vesting of stock options and PRRP awards upon a "change in control" of the Company or the Bank, or upon the retirement of the recipient of any award. Stockholders will vote on these amendments at the meeting. The Board of Directors has proposed these amendments because the Board of Directors believes that it would be appropriate to assure that directors and officers who face the potential of substantial disruption in the event of a change in control, or who retire after service with us or with the Bank, should receive the immediate benefits of their awards under the two plans. The Board of Directors believes that it is appropriate to provide this benefit in order to avoid unfair forfeitures.

         The plans generally define a change in control as (i) the acquisition of 25% or more of our stock, (ii) a change in a majority of the members of our Board of Directors other than upon the approval of two-thirds of the directors who were directors when the plans were approved, (iii) the approval by the stockholders of a merger or consolidation in which the Board of Directors and stockholders of the Company are not in control of the entity that results from the merger or consolidation, or (iv) the liquidation of the Company. A change in control would also occur if any of those same events happened regarding the Bank. The amendments define retirement as including voluntary resignation, termination without cause or upon the failure of a director to be re-elected as a director, in each case after having five years of service with the Company or the Bank.

         Under the proposed amendments, if a change in control occurs, a director or employee who received stock options under the Stock Option Plan could immediately exercise all options which he or she received and the director or employee would also receive an immediate distribution of all PRRP awards from the trust which we created to hold PRRP awards pending full vesting. The same would also occur if the director or employee retires. The only difference between the two amendments is that an employee who retires as an employee but remains a director receives accelerated vesting of stock option awards but not PRRP awards. The reason for this difference is that incentive stock options which an employee exercises within three months after ceasing to be an employee have special tax treatment. Therefore, accelerated vesting of stock options is necessary to obtain the tax benefits even if the individual remains as a director.

         Please note that the two plans are separate plans and stockholders will vote on the two amendments separately. The approval or disapproval of one of the amendments will not affect the approval or disapproval of the other amendment. The text of the proposed amendments to the two plans and the text of the provisions of the plans which define change in control are included as Exhibit A to this proxy statement. Please read the amendments carefully before you decide how to vote.

EXISTING PROVISIONS OF THE STOCK OPTION PLAN AND PRRP

         ELIGIBILITY. All directors, officers and other employees of the Company or the Bank and, with the approval of the Board of Directors, any corporate affiliate of the Company or the Bank, are eligible to participate in the plans.

         SHARES COVERED BY THE PLANS. The stock option plan allows for the award of options to purchase up to 535,662 shares of our common stock and the PRRP allows for the award of up to 214,266 shares of our common stock. The Company funded the PRRP awards which were made when stockholders approved the PRRP using stock that was purchased on the open market. No options under the Stock Option Plan have vested, so the Company has not needed to fund any option exercises.

         RESTRICTIONS IMPOSED BY FEDERAL AND STATE BANKING REGULATIONS. When stockholders approved the plans, the following restrictions imposed under New York and federal banking regulations applied to the plans:

         o Not more than 20% of any award may vest each year beginning April 28, 2000, one year after stockholder approval of the plan, except in the event of death or disability.

         o Awards to non-employee directors of the Company and the Bank may not exceed 5% per director, and 30% for all directors, of the total awards available under the plan.

         o No person may be awarded more than 25% of the total awards available under each plan.

         o Stock options may not be granted at an exercise price below the market price on the date of grant.

These limits will continue to apply to the plans even if stockholders approve the two plan amendments which we have described in this proxy statement, except for the acceleration of vesting upon a change in control or retirement.

         ADMINISTRATION OF THE PLANS. The Human Resources Committee of our Board of Directors administers the plans. There are approximately 110 directors, officers and employees of the Company or its affiliates who are eligible to participate in the plans. When deciding on grants under the plans, the Human Resources Committee considered, among other things, position and years of service, the value of the participant's service to the Company and the Bank and the added responsibilities of such individual as an employee, director or officer of a public company or its subsidiary. The Human Resources Committee has the authority to select who will participate in each plan, impose conditions on vesting, change or accelerate the vesting schedule and establish rules for the implementation of the plans, but in all cases limited by the requirements of federal and state laws and regulations.

         TERMINATIONS AND FORFEITURES UNDER THE PLANS. The plans now provide that awards to directors and employees automatically terminate and are forfeited if the awards are not vested and the person is terminated for cause or voluntarily resigns, other than a resignation after age 58 with at least five years of service. Vested options terminate 90 days after any such resignation and they terminate immediately upon termination for cause. If a stock option or PRRP award terminates or is forfeited before it vests, then the number of shares covered by the option or PRRP award will again be available for new awards. If the stockholders approve the amendments to the plans, then options and PRRP awards will vest upon the retirement of a director or employee with five years of service or upon a change in control.

         RESTRICTIONS ON TRANSFERS. Generally, the recipient of an option may not assign or transfer any interest in the option except under certain limited exceptions described in the Stock Option Plan. The recipient of a PRRP award may not transfer the shares represented by the award until the shares vest. Once the shares vest, they become like all other shares of our common stock and may be sold in the same manner.

ADDITIONAL TERMS OF THE STOCK OPTION PLAN

         The term of stock options under the Stock Option Plan may not exceed ten years. Recipients can only exercise their options before they expire. No options may be granted after February 16, 2009, which is ten years after the Board of Directors approved the Stock Option Plan. The Human Resources Committee may award either "incentive stock options" as defined under Section 422 of the Internal Revenue Code, or stock options not intended to qualify as such ("non-qualified options"). Options to purchase a total of 280,690 shares have been awarded, which includes 160,690 shares to non-employee directors of the Company and the Bank as a group; 50,000 shares to Mr. Stisser, President and Chief Executive Officer; 25,000 shares to Mr. Covert, Executive Vice President and Chief Financial Officer; and 120,000 shares to the four executive officers of the Company and the Bank as a group. There are 254,972 shares remaining available for future awards of options under the plan.

         The exercise price for the purchase of shares under an option will not be less than 100% of the market value of the shares on the date the option is awarded. The exercise price must be paid in full in cash or, if the Human Resources Committee permits, the exercise price may be paid in shares of our stock, or a combination of stock and cash.

         The plan provides that after a participant dies, the Human Resources Committee may permit options of a deceased participant to be settled in cash instead of by the delivery of shares.

         LIMITS ON INCENTIVE STOCK OPTIONS. Incentive stock options which the Human Resources Committee awards will be subject to the following additional requirements of Section 422 of the Internal Revenue Code:


         o Incentive stock options cannot be awarded to a person owning more than 10% of the voting power of our stock unless the option exercise price equals 110% of the fair market value of the stock at the time of award and the term of the option may not exceed five years.

         o If the total fair market value of the stock underlying options first exercisable in any year exceeds $100,000, then the options which cause the excess will not be incentive stock options.

         o The tax benefits of an incentive stock option are not effective for the participant if he or she sells shares obtained upon exercise of the option within two years after the option is awarded or within one year after the option is exercised.

         o The tax benefits are also not available to the participant unless the participant is an employee of the Company or its affiliates continually from the day the option is awarded until not more than three months before the option is exercised.

All the options which the Human Resources Committee awarded to officers, except for non-qualified stock options to purchase 6,525 shares awarded to Mr. Stisser, were incentive stock options.

         LIMITED STOCK APPRECIATION RIGHTS. Each option under the plan is accompanied by a Limited Stock Appreciation Right ("LSAR") that the holder of the option may exercise for six months after a change in control (as defined in the Stock Option Plan), or more than six months after a change in control if necessary to avoid liability under Section 16 of the Securities Exchange Act of 1934. When a participant exercises a LSAR, he or she will receive in cash, for each share covered by the LSAR, the difference between the fair market value of the common stock at the time of exercise and the exercise price of the related stock option. The related stock option will then terminate. LSARs will terminate upon a change of control if the acquiror agrees to make a monetary payment or provide substitute options or other property equivalent in value to the value of the option which terminates.

         EFFECT OF MERGERS AND OTHER ADJUSTMENTS. The Human Resources Committee can adjust both the maximum number of shares covered by the plan, and all outstanding options, if there is a merger, consolidation, reorganization, recapitalization (including any distribution of capital to shareholders, whether taxable or otherwise), combination or exchange of shares, stock dividend, stock split or other change in our corporate structure or our stock.

         AMENDMENT AND TERMINATION OF THE STOCK OPTION PLAN. Our Board of Directors may amend, suspend or terminate the plan, but only after complying with any applicable state and federal banking regulations. Stockholder approval must first be obtained for any amendment if necessary for the plan to satisfy the requirements for the award of incentive stock options under Section 422 of the Internal Revenue Code. For example, stockholder approval is required for the two proposals described in this Proxy Statement, and will be required for an amendment which (i) increases the total number of incentive stock options which may be issued under the plan (except for increases due to mergers and other permitted adjustments as described above), (ii) materially increases the benefits to participants with respect to incentive stock options, (iii) materially changes the participation eligibility requirements to receive incentive stock options; or (iv) seeks to modify any of the other provisions of the plans which state or federal banking laws required be included in the original plans. No amendment, suspension or termination may reduce the rights of any participant, without his or her consent, in any option already awarded.

         FEDERAL INCOME TAX CONSEQUENCES. Under present federal income tax laws, awards of stock options under the plan will have the following consequences:

         (1) The participant has no taxable income and the Company is not entitled to any tax deduction when an option is awarded.

         (2) When a participant exercises an incentive stock option, he or she has no taxable income at that time. The difference between the exercise price and the fair market value of the shares on the date of exercise is an item of tax preference for the participant which may, in certain situations, trigger the alternative minimum tax. When a participant sells stock which was obtained upon the exercise of an incentive stock option, the participant has a taxable capital gain equal to the difference between the amount received on the sale and the amount paid for the stock. This amount is treated as ordinary income instead of a capital gain if the participant sells the stock within one year after exercising the option or within two years after the option was awarded.

         (3) When a participant exercises an option that is not an incentive stock option, the participant has taxable ordinary income at that time equal to the difference between the exercise price and the fair market value on the date of exercise.

         (4) When a participant exercises an LSAR, the participant has taxable ordinary income at that time equal to the cash received as a result of the exercise.

         (5) The Company will be allowed a deduction at the time, and in the amount of, any ordinary income which the participant has, but only if the Company meets its federal withholding tax obligations.

ADDITIONAL TERMS OF THE PERSONNEL RECOGNITION AND RETENTION PLAN

         ADMINISTRATIVE MATTERS. In order to implement the PRRP, the Company established a trust with HSBC Bank as trustee. The trust has already purchased, on the open market, 214,266 shares of our common stock to fund present and future awards under the PRRP. The Company contributed $2,571,192 to the trust to pay for those stock purchases. The trust may not purchase more than 214,266 shares of our common stock. The costs and expenses of administering the PRRP are borne by the Company, but dividends paid on shares, not awarded to directors and employees may be used to offset expenses.

         A total of 169,278 PRRP shares have been awarded, which includes 64,278 shares to non-employee directors of the Company and the Bank; 40,000 shares to Mr. Stisser, President and Chief Executive Officer; 20,000 shares to Mr. Covert, Executive Vice President and Chief Financial Officer; and 105,000 shares to the four executive officers of the Company and the Bank as a group. PRRP awards are held in trust until they vest. Once an award vests, the trustee distributes the shares to the participant and the shares are then like all other issued and outstanding shares, without limits imposed by the PRRP. An individual with unvested shares may vote and participate in dividends on those shares. The trustee will vote shares which have not yet been awarded in the same proportions as unvested shares which have been awarded and voted. Each participant who has an unvested award under the PRRP may direct the response to any tender offer, exchange offer or other offer made to shareholders with respect to those shares. If no direction is given, the trustee will not tender or exchange the shares. The trustee will generally tender or exchange shares which have not yet been awarded in the same proportion as the directions received on awarded but unvested shares.

         FEDERAL INCOME TAX CONSEQUENCES. Holders of PRRP shares will have taxable ordinary income when the PRRP shares vest, equal to the fair market value of the shares on that date. In certain circumstances, a holder may instead elect to recognize ordinary income when the award is made. Holders of PRRP shares will also have taxable ordinary income on any dividends (other that stock dividends) when dividend payments are received. The Company will have a deduction at the time, and in the amount of, any ordinary income recognized by the participant if the Company meets its federal withholding tax obligations.

         EFFECT OF MERGER AND OTHER ADJUSTMENTS. If there is a merger, consolidation, reorganization, recapitalization (including any distribution of capital to shareholders, whether taxable or otherwise), combination or exchange of shares, stock dividend, stock split or other change in our corporate structure or our stock, then the number of shares held by the PRRP trust shall be adjusted to reflect the transaction.

         AMENDMENT AND TERMINATION OF THE PRRP. The Board of Directors of the Company may amend, suspend or terminate the PRRP at any time, but no amendment or termination may affect outstanding awards. In addition, federal or state banking regulations require that stockholders must approve certain amendments to the PRRP, such as the amendment we have described in this Proxy Statement. If the PRRP terminates, the trustee of the PRRP trust must return all remaining assets of the trust to the Company after making such distributions as the Human Resources Committee directs. The Company cannot terminate the PRRP if there are any outstanding unvested awards.

         FINANCIAL STATEMENT CONSEQUENCES OF THE PRRP. The Company did not record a financial statement expense when the trust purchased the PRRP shares, nor does it record an expense when awards are made under the PRRP. However, when all or any part of an award vests, the Company records an expense equal to the trust's original purchase price of the shares as they vest.

POTENTIAL ANTI-TAKEOVER EFFECTS

         Stockholders and others who may be interested in acquiring the Company could consider the amendments to the plans which provide for accelerated vesting in the event of a change in control to have anti-takeover effects. This is because accelerated vesting of stock options and PRRP awards could increase the immediate costs of an acquisition of the Company. However, other professional investors have expressed the opinion that amendments such as these do not act as anti-takeover devices because the amendments have the effect of reducing the potential for economic conflict between directors and employees, on the one hand, and other stockholders on the other hand.

         Our stockholders should be aware that certain provisions of state and federal laws, as well as provisions of our certificate of incorporation, bylaws, employment contracts and employee benefit plans could have anti-takeover effects. The following is a general discussion of such provisions.

         The Company's Certificate of Incorporation requires an 80% vote to approve certain actions, such as certain mergers. Stockholders elect only one-third of the Board of Directors each year. Only the Board of Directors may call special meetings of stockholders and the only matters which stockholders can vote on at a special meeting are matters which the Board of Directors authorizes. Under certain circumstances, a merger or other business combination is permitted only if a uniform price is paid for our common stock. Furthermore, any person owning more than 10% of our outstanding voting stock may not cast any votes for the shares owned in excess of the 10% limit.

         The Bank's Restated Organization Certificate also prohibits, for three years, any person (other than the Company, the Company's ESOP and certain related entities) from acquiring or offering to acquire, directly or indirectly, beneficial ownership of more than 10% of the Bank's equity securities. These provisions may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with our Board of Directors. Therefore, they may preserve the control of current management and have an adverse effect on the market price of the common stock.

         The Bank has employment contracts with four executive officers which provide for payments upon a change in control in an amount which could total as much as approximately $1.5 million based upon 1998 salaries. In addition, the Bank has an employee severance plan providing benefits to employees if their employment is terminated within one year after a change in control. The payments are equal to one week of salary for each month of service, up to a maximum of two years' salary. No amount is payable under the plan if the termination is for cause. The plan does not apply to executive officers with employment contracts that provide for payments upon a change in control. For additional information about the employment contracts and the employee severance plan, please see the discussion below beginning on page 11 under the captions "Employment Contracts" and "Other Employee Benefit Plans."

         Furthermore, the Company's ESOP, which owns more than 8% of our common stock, and the PRRP, which owns more than 4% of our common stock, could also have anti-takeover effects because voting control of those shares is in the hands of employees and directors who might oppose a takeover.

         These various provisions, agreements and plans may make it less likely, or more costly, for a person to seek to acquire the Company, and stockholders might receive less for their stock than otherwise might be paid if the Company is acquired.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                   THE APPROVAL OF THE AMENDMENTS TO THE PLANS


   III. STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL OWNERS

         The following table provides you with information, to the best of our knowledge, about stock ownership by directors, executive officers, and any person or group known by us to beneficially own more than 5% of our outstanding common stock. The information is as of the Record Date. We know of no person or group, except as listed below, who beneficially owned more than 5% of our common stock as of the Record Date. Information about persons or groups who own beneficially more than 5% of our common stock is based on filings with the Securities and Exchange Commission on or before the Record Date.


                                                                                Shares Beneficially Owned     Percent of total
Beneficial Owner                                                                   at August 31, 1999(1)    Shares Outstanding(2)
----------------                                                                   ---------------------    ---------------------
CNY Financial Corporation Employee Stock Ownership Plan
One North Main Street, Cortland, New York 13045                                          423,176(3)              8.32%
Wesley D. Stisser, President and Chief Executive Officer                                  55,998(4)               1.1%
Joseph H. Compagni, Director                                                              36,142(5)                *
Patrick J. Hayes, M.D., Director                                                          43,142(6)                *
Robert S. Kashdin, CPA., Director                                                         24,142(7)                *
Harvey Kaufman, Director and Chairman of the Board                                        27,142(8)                *
Donald P. Reed, Director                                                                  23,142(9)                *
Lawrence B. Seidman, Esq., Director                                                      460,669(10)              9.1%
Terrance D. Stalder, Director                                                             17,182(11)               *
Steven A. Covert, Executive Vice President and Chief Financial Officer                    30,000(12)               *
Directors and Executive Officers of the Company and Executive Officers of the
Bank, as a group (11 persons)                                                            785,797(13)             16.6%

                                         --------------------------------

NOTES TO THE STOCK OWNERSHIP TABLE:

(1) Amount includes shares held directly, as well as shares allocated to such individuals under the CNY Financial Corporation Employee Stock Ownership Plan (the "ESOP"), and other shares with respect to which a person may be deemed to have sole voting or investment power. The table also includes 7,142 shares awarded in April 1999 to each non-employee director (except for Lawrence B. Seidman) pursuant to the PRRP which are not vested and cannot be voted at the meeting.

(2) Based upon 5,088,829 shares outstanding on the Record Date. An asterisk ("*") means that the percentage is less than 1%.

(3) Excludes 5,356 shares allocated to ESOP participants. HSBC Bank, the trustee of the ESOP, may be deemed to own beneficially the unallocated shares held by the ESOP. Unallocated shares and allocated shares for which no voting instructions are received are voted in the same proportion as allocated shares voted by participants.

(4) Includes 40,000 unvested PRRP shares, 15,047 shares owned by Mr. Stisser through the Company's 401(k) Plan; 500 shares in custodial accounts for the benefit of his grandchildren; and 451 shares allocated to Mr. Stisser in our ESOP.

(5) Includes 1,000 shares owned by a testamentary trust of which Mr. Compagni is the trustee and his mother is a beneficiary.

(6)  Includes 36,000 shares owned by Dr. Hayes' Individual Retirement Account.

(7) Includes 2,500 shares owned by Mr. Kashdin's Individual Retirement Account and 1,000 shares owned by his wife.

(8)  Includes  15,000  shares  owned  by  Mr.  Kaufman's  Individual  Retirement
     Account.

    THE NOTES TO THE STOCK OWNERSHIP TABLE CONTINUE AT THE TOP OF THE NEXT PAGE.

(9) Includes 3,100 shares owned by Mr. Reed's Individual Retirement Account. The amount shown excludes 15,000 shares owned by Dryden Mutual Insurance Company. Mr. Reed is the Chairman of the Board of Dryden Mutual Insurance Company but is not an employee of it. He has no ownership interest in Dryden Mutual except for a minuscule interest as a policy holder. Mr. Reed disclaims any ownership interest in those shares and does not vote as a director of Dryden Mutual on any matters related to the investment in or the voting of those shares.

(10) The shares shown include all shares listed on a report filed under Section 13(d) of the Securities Exchange Act of 1934 by Lawrence B. Seidman, 100
     Misty Lane, Parsippany, New Jersey 07054, jointly with Seidman and Associates L.L.C. ("SAL"), Seidman and Associates II, L.L.C. ("SALII"), Seidman Investment Partnership, L.P. ("SIP"); Seidman Investment Partnership II, L.P. ("SIPII") (the address of the last three named entities is 19 Veteri Place, Wayne, New Jersey 07470); Kerrimatt, LP ("Kerrimatt"), 80 Main Street, West Orange, New Jersey 07052; Federal Holdings L.L.C. ("Federal"), One Rockefeller Plaza, 31st Floor, New York, NY 10020; The Benchmark Company, Inc. ("TBCI"); Benchmark Partners, LP ("Partners"); Richard Whitman; Lorraine DiPaolo (the address of the last two named individuals and the previous two named entities is 750 Lexington Avenue, New York, NY 10022); and Dennis Pollack, 47 Blueberry Drive, Woodcliff Lakes, NJ 07675. Not all of the shares shown are reported to be owned beneficially by Mr. Seidman, but all are reported to be owned beneficially by the individuals and entities filing the Schedule 13D as a group. According to the Schedule 13D, the following is a breakdown of the ownership of the shares shown: (a) Mr. Seidman has sole investment discretion and voting authority for 374,400 shares of the Company owned by SAL, SALII, SIP, SIPPII, Kerrimatt, Federal and various individual clients of Mr. Seidman; (b) Mr. Whitman and Ms. DiPaola share the investment discretion and voting authority for 72,400 shares of the Company owned by TBCI and Partners, and each of them has sole investment discretion and voting authority for an additional 1,000 shares each; (c) Mr. Pollack has the sole investment discretion and voting authority over 11,869 shares owned by him. See the discussion following these notes for information about an agreement among the Company, Mr. Seidman, and the other members of the group who filed the Schedule 13D.

(11) Includes 8,540 shares owned by Mr. Stalder's Individual Retirement Account.

(12) Includes 20,000 unvested PRRP shares.

(13) This total includes shares beneficially owned by all directors and executive officers listed in the table plus two executive officers not separately listed. The total also includes 45,000 unvested PRRP shares awarded to the two executive officers of the Company and the Bank not separately listed. The total also includes 86,269 shares reported in the
     Schedule 13D filed by Mr. Seidman and others, which other persons are reported to have investment discretion and voting authority (see note 9). By agreement as discussed following these notes, Mr. Seidman and those other persons have agreed to vote those shares in favor of the two proposals described in this Proxy Statement.

---------------------

         In February 1999,  the Company  entered into an agreement with Lawrence
B. Seidman and certain related individuals and entities (referred to as the "Seidman Group") in connection with Mr. Seidman becoming a member of the Company's Board of Directors. Under the agreement, the Seidman Group voted all of its shares of stock in favor of the Stock Option Plan and PRRP. The Seidman Group has also agreed to vote all of its shares of stock in favor of the amendments to both plans to permit accelerated vesting in the event of a change in control or retirement as described in this Proxy Statement.

            IV. EXECUTIVE COMPENSATION AND OTHER COMPENSATION MATTERS

DIRECTORS' COMPENSATION

         Directors who are not also employees of the Company or the Bank or any of their subsidiaries receive a fee of $500 for each Board of Directors meeting and $400 for each committee meeting. The chair of each committee is entitled to an additional fee of $100 per meeting. The Chairman of the Board of the Company receives an annual retainer of $3,000 in addition to per meeting fees. Directors are also eligible for participation in, and have received awards under, the Stock Option Plan and the PRRP.

         All of the directors of the Company are also directors of the Bank. Each director of the Bank who is not an employee receives an annual retainer of $3,000 plus a fee of $250 for each Board meeting and $400 for each committee meeting. The Chairman of the Board of the Bank receives a $12,000 annual retainer plus per meeting fees, except that no fees are paid to the Chairman of the Board for attendance at a committee meeting in an ex officio capacity. The chair of each committee receives an additional $100 per committee meeting. Per meeting fees are paid only for actual attendance at a meeting but not for attendance by conference telephone call.

EXECUTIVE OFFICER COMPENSATION

         None of our officers receives compensation directly from the Company. Their compensation is paid by the Bank. We don't expect that we will pay separate compensation to officers or employees unless and until we engage in material business activities separate from the Bank.

         The following table includes information about compensation paid to Mr. Stisser and Mr. Covert, who were the only executive officers of the Company or the Bank with total salary and bonus in excess of $100,000 in 1998.


                                                SUMMARY COMPENSATION TABLE

                                                                Annual Compensation
                                                  -----------------------------------------------
                                                                                Other Annual            All Other
                                                       Salary      Bonus        Compensation(1)       Compensation(2)
-------------------------------------------------------------------------------------------------------------------------
   Wesley D. Stisser, President           1998       $175,000      $7,087            None                 $11,656
   and Chief Executive Officer            1997       $167,890        None            None                 $ 7,336
                                          1996       $156,000        None            None                 $ 7,231
   Steven A. Covert, Executive Vice
   President and Chief Financial
   Officer                                1998       $ 96,346(3)   $7,599            None                  None
-------------------------------------------------------------------------------------------------------------------------

(1) Mr. Stisser and Mr. Covert did not receive additional benefits or perquisites totaling more than 10% of salary and bonus.

(2) For Mr. Stisser, amount includes the Banks' matching contribution under its 401(k) Plan of $7,020 in 1996, $7,125 in 1997 and $6,931 in 1998; and life insurance premium payments of $211 in 1996, $211 in 1997 and $215 in 1998. For 1998, the amount also includes $4,510 representing Ms. Stisser's allocated share of contributions that the Bank made to the ESOP to repay the principal balance of the loan used by the ESOP to purchase stock of the Company.

(3)  Includes a $35,000 one-time payment upon commencement of employment.


EMPLOYMENT CONTRACTS

          In 1998, the Bank entered into employment contracts with Mr. Stisser, Mr. Stapleton, Mr. Covert and Mr. Meeker. The contracts with Mr. Stisser and Mr. Stapleton provide for three-year terms and the contracts with Mr. Covert and Mr. Meeker provide for two-year terms. The annual salaries under the four contracts are $175,000 for Mr. Stisser, $110,000 for Mr. Stapleton, $110,000 for Mr. Covert and $80,000 for Mr. Meeker, subject to such bonuses or increases as may be approved by the Board of Directors. The contracts also provide that each officer will participate in all other retirement and fringe benefit plans provided by the Bank to employees generally, except that they are not entitled to participate in the Employee Severance Plan because their contracts separately address the issues covered by that plan.

          If the Bank terminates any of the executive officer's employment other than for cause, he will be entitled to a lump sum payment. For Mr. Stisser, Mr. Stapleton and Mr. Covert, the payment is generally equal to the greater of one year's salary or salary for the unexpired term of the contract. For Mr. Meeker, the payment is generally equal to the lesser of one year's salary or his salary for the remainder of the term of the contract. All the contracts provide that the payment will also be made if the officer resigns after material breach by the Bank or after certain adverse changes in the terms and conditions of employment.

         The contracts further provide that, subject to certain conditions, if employment is terminated within six months after a change in control of the Bank or the Company, or if the executive officer resigns after certain adverse changes in terms and conditions of employment, the officer will be entitled to receive a lump sum payment generally equal to 299% of the annual salary payable to the officer prior to such termination, but in no event more than the maximum amount which the Bank may pay without an excise tax being due under Section 280G of the Internal Revenue Code. Under certain circumstances, the amount of the payment to be made to some of the executive officers may be less. For purposes of the contracts, a "change in control" will generally be deemed to occur when a person or group acting together acquires beneficial ownership of 25% or more of any class of equity security of the Company or the Bank; upon stockholder approval of a merger or consolidation unless certain conditions are met; upon a change of the majority of the Board of Directors of the Company or the Bank; or upon liquidation or sale of substantially all the assets of the Company or the Bank. Under certain circumstances, severance benefits payable under the contracts are reduced by the value of Stock Option Plan and PRRP awards which the officer receives.

         The total that may be payable on these change in control provisions cannot be determined at this time because the amount depends on future salary levels, average past compensation as of the date of the payment which determines the excise tax cap on payments, and other factors. However, if the employment of the four executive officers of the Bank had been terminated at the end of 1998, the total change in control payments under the four contracts at current salary rates, without reduction based upon the application of Section 280G of the Internal Revenue Code or any other contract provision, would have been approximately $1.5 million.

                          OTHER EMPLOYEE BENEFIT PLANS

         EMPLOYEE SEVERANCE PLAN. The Bank has an employee severance plan which provides for benefits to all employees of the Bank if there is a change in control. Employees who have separate contracts providing change-in-control benefits are not eligible under the plan. In general, the plan provides benefits to employees with at least one year of service with the Bank. If the employee's employment is terminated within one year after a change in control of the Bank or the Company, then each covered employee is entitled to a payment equal to one week of salary for each month of service with the Bank, up to a severance payment equal to two years' salary, which would be the amount payable after 8 years and 8 months of service. The employee is not entitled to a benefit under the plan if the termination is for cause.

         401(k) PLAN. The Bank maintains a tax-qualified savings and profit sharing plan under Section 401(k) of the Internal Revenue Code. Salaried employees with at least one year of service who are at least age 21 may make pretax salary deferrals and after tax contributions under the 401(k) Plan. Salary deferrals are limited to 6% of compensation, or to a limit imposed under the Internal Revenue Code ($10,000 subject to annual adjustment). The Bank makes matching contributions equal to 50% of the amount of salary contributions, up to 6% of salary. Employees are fully vested in their salary deferrals and after tax contributions, and are gradually vested in the Bank's contribution after one year of service and fully vested after five years.

         The 401(k) Plan permits each participating employee to choose from among a number of investment funds for the investment of that employee's 401(k) Plan account. One of those funds is a fund which invests substantially all of its assets in our common stock. On the Record Date, that fund owned [76,545] shares of our common stock.

         EMPLOYEE STOCK OWNERSHIP PLAN. In 1998, we established an ESOP. When the Bank converted to the stock form of ownership, the ESOP purchased 428,532 shares of our common stock. The Company loaned $4,285,320 to the ESOP to purchase that stock. Substantially all employees of the Bank or the Company who have attained age 21 and have completed one year of service become participants in the ESOP.

         The Company and the Bank intend to contribute to the ESOP enough money to cover the payments due on the loan from the Company. The loan has a twenty year term and requires level annual principal and interest payments designed to repay the loan over 20 years. The loan permits optional pre-payment. The Company and the Bank may contribute more to the ESOP than is necessary to repay the loan.

         When the Company made the loan to the ESOP, the ESOP pledged the shares of stock it purchased as collateral for the loan. The Company will release from the pledge at least one-twentieth of the shares each year during the twenty year term of the loan as scheduled payments are made on the loan. The ESOP trustee will then allocate those shares, any other shares which may be released due to loan prepayments, and any other contributions for the benefit of participants, among participants generally based on each participant's share of total taxable compensation for the year. Benefits generally become vested at the rate of 20% per year beginning after the participant's first year of service, with 100% vesting after five years of service. Employees did not receive credit for service prior to 1998 for vesting purposes. Participants are immediately vested upon termination of employment due to death, retirement at age 65 or older, permanent disability or upon the occurrence of a change of control. Forfeitures (shares allocated to an employee which are not yet vested when such employee's employment terminates) will generally be reallocated among remaining participating employees, in the same proportion as contributions, or used to repay the ESOP loan. Vested benefits may be distributed in a single sum or installment payments and are payable upon death, termination of employment or attainment of age 65, subject to certain rights to elect to defer the distribution of benefits.

         For 1998, 5,356 shares of common stock were released from the lien of the ESOP loan and the ESOP trustee allocated those shares to the accounts of individual participants. Of those shares, the ESOP allocated 451 shares to Mr. Stisser. Mr. Covert did not receive an allocation because he was first hired in 1998 and thus was not a participant in the ESOP during 1998.

         HSBC Bank is the trustee for the ESOP. The trustee, subject to its fiduciary duty, must vote all allocated shares in the ESOP as the employees to whom the shares have been allocated instruct. Allocated shares for which no instructions are received and shares not yet allocated are voted generally in the same proportion as allocated shares for which voting instructions are received. The Human Resources Committee of the Company oversees the Company's activities related to the ESOP.

         The ESOP may purchase additional shares of our stock in the future, in the open market or otherwise, and may do so either with borrowed funds or with cash dividends, employer contributions or other cash flow.

         PENSION PLAN. The Bank formerly maintained a defined benefit pension plan for eligible employees. The Bank terminated the plan at the end of 1998. All employees who were participants in the plan at that time automatically became fully vested in their pension benefit. All pension benefit amounts under the plan were frozen at September 30, 1998, based on compensation and years of service with the Bank at that time. In general, each participant is entitled to an annual retirement benefit equal to 2% of the participant's average annual compensation multiplied by the participant's number of years of service, up to 30 years of service, with an offset for social security.

         At the termination of the plan, Mr. Stisser had more than the maximum permitted 30 years of service under the plan. If Mr. Stisser chooses a lump sum distribution of his entire pension benefit upon retirement, he will receive approximately $1,041,000 for his more than 30 years of service (actually approximately 45 years of service) with the Bank. Mr. Covert had no years of service under the plan when it was terminated.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         In fulfillment of Securities and Exchange Commission's requirements for disclosure in proxy materials of the Human Resources Committee's policies regarding compensation of executive officers, the committee has prepared the following report for inclusion in this proxy statement.

         GENERAL POLICY CONSIDERATIONS. For 1998, the compensation of executive officers who were officers of the Bank at the beginning of 1998 was determined by the Human Resources Committee of the Bank. The committee, in evaluating compensation for existing executive officers, considered the nature of the officer's responsibilities, length of service, competitive salaries in banking and other industries, quality of performance, the performance of individuals supervised by the officers, and special projects or unusual difficulties affecting work load and performance. The Board also created bonus guidelines at the beginning of the year which provided for the payment of bonuses to all employees, including executive officers, if specified goals were met. Improved financial performance is both an indirect compensation factor, as it affects base salary decisions, and a direct factor, as it affects bonus levels.

         During 1998, the Board of Directors of the Bank added two new executive officers. The terms and conditions of their employment, including salary and other financial incentives, were established directly by the Bank's Board of Directors. When evaluating the compensation offered to those individuals, the Board considered competitive salaries in the banking industry, the need to attract appropriate personnel to strengthen senior management, the burdens of the Bank's then impending stock conversion, the experience of the two new officers and, as to the chief financial officer, the burdens of relocating from the midwest. The Board also considered the potential future value of stock-based compensation which was then expected to be available after the Bank's stock conversion as a component of the total compensation for the two new executive officers.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The Human Resources Committee of the Bank reviewed and considered the general factors described above when deciding upon Mr. Stisser's compensation for 1998. The committee also considered the additional difficulties faced by Mr. Stisser as a result of executive officer under-staffing at the beginning of 1998. The committee also evaluated the Bank's performance during 1997 and took into account the adverse effects on performance of the misdeeds of another executive officer and the related burdens placed upon the rest of the Bank's officers. The efforts to satisfy the requirements of the Bank's 1995 agreement with the FDIC regarding compliance matters, and the progress towards terminating that agreement, were also considered in determining the appropriate compensation arrangements for Mr. Stisser. The committee also recognized that Mr. Stisser, with more than 30 years of service, had already reached certain maximum benefit plateaus under the Bank's pension plan and thus would receive limited, if any, future benefit accruals under that plan.

         This report is included herein at the direction of the members of the Human Resources Committee, directors Compagni, Hayes (Chairman) and Kashdin.

SHAREHOLDER RETURN PERFORMANCE GRAPH

         No stock performance graph is included in this proxy statement because the Company first issued stock on October 6, 1998 and hence an annual return graph would be meaningless.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Human Resources Committees of the Bank and the Company consist of directors Compagni, Hayes, Kashdin and Reed. None of these individuals is or has been an officer or employee of the Company or the Bank, nor has any other director of the Company or the Bank other than Mr. Stisser. When the Board of Directors functions on matters pertaining specifically to the compensation of Mr. Stisser, he does not participate in the deliberations or vote by the Board.

                       V. ADDITIONAL GENERAL INFORMATION

         If you submit a properly completed proxy card to the Company on the form distributed with this Proxy Statement, it will be voted if received before the voting is closed at the meeting. The proxy will be voted in the manner directed on the proxy card. If the proxy card is signed and returned but no directions are given, the proxy will be voted "FOR" the two proposals described in this Proxy Statement.

         The cost of soliciting proxies relating to the meeting under this will be borne by the Company. In addition, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telephone or by other means without additional compensation. The Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who were holders of record of shares of the Company's capital stock or participants in depositories on the Record Date, bear their reasonable expenses for mailing copies of this Proxy Statement with Notice of Annual Meeting and the form of proxy card to the beneficial owners of such shares. The Company has retained the services of Regan & Associates, Inc., a firm experienced in the solicitation of proxies on behalf of public companies, for a fee of $5,000, plus expenses of not more than $2,500, to assist in the proxy solicitation process. The $5,000 fee is not payable unless the plan amendments described in this Proxy Statement are approved by our stockholders.

STOCKHOLDER PROPOSALS AT THE ANNUAL MEETING IN THE YEAR 2000

         In order for a stockholder to be entitled, under the regulations of the Securities and Exchange Commission, to have a stockholder proposal included in the Company's Proxy Statement for the 2000 meeting, the proposal must be received by the Company at its principal executive offices, One North Main Street, Cortland, New York 13045, Attention: Sandy Samson, Secretary, no later than November 16, 1999, which is 120 days in advance of the date in 2000 which corresponds to the date in 1999 on which the proxy materials for the 1999 annual meeting were released to stockholders. The stockholder must also satisfy the other requirements of SEC Rule 14a-8.

                    PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

Cortland, New York
September ____, 1999

              EXHIBIT A - TEXT OF THE PROPOSED PLAN AMENDMENTS AND
                     TEXT OF DEFINITION OF CHANGE IN CONTROL

THE  PROPOSED  AMENDMENT TO THE STOCK OPTION PLAN WOULD ADD A NEW SECTION 7.5 AS
FOLLOWS:

"SECTION 7.5 ACCELERATED VESTING

         Notwithstanding any other provision of the Plan or any vesting restrictions imposed by the Committee, all Options granted under the Plan which remain outstanding but which are not exercisable shall immediately vest and shall be immediately exercisable if (a) a Change in Control occurs, or (B) as to Options held by any Person, if that person retires from service as an employee and director, as applicable, of all Employers after not less than five years of service with any Employer. For the purpose of this Section, a Person shall be deemed to have retired upon voluntary resignation, termination without cause or upon failure to be re-elected as a director. Options held by an Eligible Employee shall immediately vest upon such retirement notwithstanding that such Person may continue to be a director of an Employer."

THE PROPOSED AMENDMENT TO THE PERSONNEL RECOGNITION AND RETENTION PLAN WOULD ADD A NEW SECTION 6.10 AS FOLLOWS:

"SECTION 6.10 ACCELERATED VESTING

         Notwithstanding any other provision of the Plan or any vesting restrictions imposed by the Committee, all Awards under the Plan which have not yet terminated but which have not yet vested shall be immediately distributed in accordance with Section 7.2 of the Plan if (a) a Change in Control occurs, or
(B) as to Awards held by any Person, if that Person retires from all service as an employee and director, as applicable, of all Employers after not less that five years of service with any Employer. For the purpose of this Section, a Person shall be deemed to have retired upon voluntary resignation, termination without cause or upon failure to be-elected as a director. Vesting shall not accelerate for an Eligible Employee because such person has retired as an employee so long as such Person continues to be a director of an Employer."

DEFINITION OF CHANGE IN CONTROL:

The definitions of Change in Control in the two plans are identical except for section numbering. The definition of Change in Control is as follows:

"SECTION 2.4 CHANGE IN CONTROL means any of the following events:

         (a) the occurrence of any event upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of an Employer; (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) any group constituting a person in which employees of the Company are substantial members, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing 25% or more of the combined voting power of all of the Company's then outstanding securities; or

         (b) the occurrence of any event upon which the individuals who on the date the Plan is adopted by the Board are members of the Board, together with individuals whose election by the Board or nomination for election by the Company's stockholders was approved by the affirmative vote of at least two-thirds of the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act); or

         (c) the stockholders of the Company approve either:

         (i)  a  merger  or   consolidation   of  the  Company  with  any  other
corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

              (A) either (1) the members of the Board of the Company immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (2) the stockholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

              (B) the entity which results from such merger or consolidation expressly agrees in writing to assume and perform the Company's obligations under the Plan; or

         (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; and

         (d) any event that would be described in section 2.4(a), (b) or (c) if "the Bank" were substituted for "the Company" therein."

                                REVOCABLE PROXY
                           CNY FINANCIAL CORPORATION

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints the Board of Directors of CNY Financial Corporation, or their successors in office, Proxies, with full power of substitution, to represent and vote all stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of CNY Financial Corporation, to be held on October 18, 1999 at 5:00 p.m. at the Executive Offices of CNY Financial Corporation, One North Main Street, Cortland, New York, or at any adjournments thereof upon the matters described in the accompanying Proxy Statement and upon other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote or refrain from voting as marked hereon upon the matters listed herein, and otherwise in their discretion.

                                                     For     Against  Abstain


1.  Approval of the amendment to the
    Stock Option Plan.                              [   ]     [   ]      [   ]

2.  Approval of the amendment to the
    Personnel Recognition and Retention Plan.       [   ]     [   ]      [   ]


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" BOTH PROPOSALS. PLEASE SIGN, DATE AND RETURN THIS PROXY.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR BOTH OF THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT AND DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POST-PAID ENVELOPE.

                                                   Date_________________________

Signature_______________________Signature if held jointly_______________________


Detach above card, sign, date and mail in postage-paid envelope provided.

                            CNY FINANCIAL CORPORATION

         Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY